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                                                                 Exhibit 10.hh
                                                                 -------------


                     DESCRIPTION OF PACIFIC TELESIS GROUP
                           DIRECTORS' AND OFFICERS'
                          LIABILITY INSURANCE PROGRAM


Coverage:      Directors and Officers Liability

Insured: Pacific Telesis Group and Subsidiaries subject to policy terms and conditions.

Limits:        $150,000,000      Per incident, Annual Aggregate

Deductible:    $          0      Each Director or Officer Each Loss
               $          0      All Directors and Each Loss
               $  2,500,000      Per Loss of the Corporation

Description:   This program is composed  of several layers of insurance,  with
               varying terms and  conditions.   Each policy is  in two  parts.
               One part covers the Directors and Officers individually for claims against them for wrongful acts which legally cannot be reimbursed by the Corporation. The second part reimburses the Corporation for its losses in indemnifying the Directors and Officers.

Exclusions:    Each insurance  policy has  its own exclusions;  however, there
               are several  common exclusions.   These  include,  but are  not
               limited to:   libel, slander, bodily  injury, pollution, ERISA,
               dishonesty or illegal activities.